Exhibit 23.1

Aarons Grant & Habif, LLC
Certified Public Accountants

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-136650) of Neutron Enterprises, Inc. of our report dated February 3, 2007 relating to the financial statements of Stock-Trak, Inc. which appear in the Current Report on Form 8-K/A of Neutron Enterprises, Inc. filed March 19, 2007.

/s/  Aarons Grant & Habif, LLC

Aarons Grant & Habif, LLC

Atlanta, Georgia

March 19, 2007